As filed with the Securities and Exchange Commission on February 8, 2004 Commission File Number

     SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549


      FORM SB-2 REGISTRATION STATEMENT
      Under The Securities Act of 1933

                  PANARION, INC.
Nevada               7812           11-3660332
 (State or other    (Primary Standard Industrial (I.R.S. Employer
jurisdictions      Classification Code Number)   Identification number)
of incorporation
or organization

           William B. Turner
           254 South Military Trail
           Deerfield Beach, Florida 33442
           Tel: 954-427-8616
           Fax: 954-427-8616

(Address and telephone number of registrant's principal executive
Offices and principal place of business.)

           The Business Advantage, Inc.
           224 South Jones Blvd
           Las Vegas, Nevada 89107
           Tel: 775-782-2250

(Name, address and telephone number of agent for service)

With copies to:
    Herman G. Herbig, Attorney At Law
           504 Muller Lane
          Minden, Nevada 89423
          Tel: 775-782-2250
          Fax: 775-782-2250

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

Approximate date of proposed sale to the public: As soon after the effectiveness of the registration statement as is practicable.

                       CALCULATION OF REGISTRATION FEE

<CAPTION
Title of each                            Proposed       Proposed       Amount of
class of                 Amount to be    offering       aggregate     registration
securities                registered      price       offering price(2)   fee
common stock(1)            2,000,000      $3.00        $6,000,000      $762.00

  (1)Represents common stock being registered on behalf of Selling Security Holders.
  (2)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically s2tates that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated February 6, 2004
SUBJECT TO COMPLETION

      2,000,000 common shares on behalf of selling security holders


                           Panarion, Inc.


Selling security holders will sell at the fixed price of $3.00 per common share until the common stock is quoted on the bulletin board and thereafter at prevailing market prices.


No public market currently exists for our shares.


We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.


The offering terminates on September 31, 2004.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                                            5
RISK FACTORS                                                  6
   We have not conducted any operations to date
   We do not have a market in our securities
   The tradability in our stock will be limited
   Adverse economic conditions could negatively affect demand
   You may experience dilution if we issue additional restricted common shares
   We will need to pursue additional debt or equity financing
   We may secure long-term debt with our assets
SELLING SECURITY HOLDERS                                      7
TERMS OF THE OFFERING                                         9
USE OF PROCEEDS                                               9
PANARION, INC.                                               10
PLAN OF OPERATION                                            17
MANAGEMENT                                                   18
PRINCIPAL SHAREHOLDERS                                       21
CERTAIN TRANSACTIONS                                         22
SHARES ELIGIBLE FOR FUTURE SALE                              22
MARKET FOR REGISTRANT'S COMMON EQUITY                        22
DESCRIPTION OF SECURITIES                                    23
INDEMNIFICATION                                              23
LEGAL MATTERS                                                24
LEGAL PROCEEDINGS                                            24
ADDITIONAL INFORMATION                                       24
EXPERTS                                                      25
INTERESTS OF NAMED EXPERTS AND COUNSEL                       25
FINANCIAL STATEMENTS                                         26

                        Prospectus Summary


Panarion, Inc.    Our executive offices are located at 254 South
Military Trail Deerfield Beach, Florida 33442. These offices consist of 1,000 square feet, which are leased. Our telephone number is 1-954-427-8616.

Corporate
Operations         We are a developmental stage Company with limited
capital, no revenues, no current operations of any
type and have experienced losses since inception.
..

                  Panarion plans to produce various custom Compact Disk (CD)multimedia business cards. The multimedia business cards will be marketed under the name of Panamedia cards. There are three types of programs:
Panamedia 250, Panamedia 500, and Panamedia 1000.
These cards will be marketed to the general business community and financial professionals. Panarion also plans to be a full service video production company that will produce broadcast quality videos.

Financial
Constraints        We currently have limited capital and will require
additional funding to expand operations.

Sales by Selling
Security Holders   Selling security holders will sell at the fixed price
of $3.00 per common share until the common stock is quoted on the bulletin board and thereafter at prevailing market prices.

                   We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with
the subsequent sale.   We are not selling any common
shares on behalf of selling security holders and have no control or affect on these selling security holders.

Market for
Common Stock       We currently have no active trading market for our
securities. We cannot assure you that an active trading and/or a liquid market will develop in our securities.

Transfer Agent     Florida Atlantic Stock Transfer
                   7130 Nob Hill Road
                   Tamarac, Florida 33321
                   Tel: 954-726-4954

              Risk Factors

1. We have not conducted any operations to date and have not generated any revenues. We may never obtain profitable operations.

We have a no operating history. Since our incorporation and until October 24, 2002 when we acquired the assets used in our current operation, we performed only administrative operations to pursue this offering. We have an accumulated deficit of ($14,250) as of September 30, 2003. We have had no material operating revenue to date and expect to incur losses and administrative expenses until we receive revenues
from any of our proposed operations.   If we cannot generate revenues,
we may never achieve profitable operations.

2. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. The tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of
Rule 15g-9 under the Exchange Act.   Under this rule, broker/dealers who
recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. We face operating risks specific to the video production industry.

Panarion will face the risks of competing against other multi-media
companies that are better capitalized.   Panarion, Inc. will be subject
to all risks such as the success of the video subject matter that it produces. It is impossible to determine in advance whether the subject matter will be bought for distribution.

5.   We will need to pursue additional debt or equity financing to fully
implement our business plan.   Our limited history of operations may
make it difficult for us to obtain such financing.

To fully implement our business plan Panarion, Inc. will require additional funding. If we are unable to obtain funding, we may be unable to commence operations. We have a limited history of operations and we may have difficulty in obtaining financing on reasonable terms. We cannot assure you that our operations will be profitable.

8. We may secure long-term debt with our assets. We may lose these assets if we are unable to meet future debt obligations.

Currently, Panarion, Inc. does not have any long-term debt. However, Panarion, Inc. may borrow funds from lenders to acquire equipment and, in the future, or Panarion, Inc. may issue corporate debt securities in public or private offerings.

These additional borrowings may be secured by the equipment owned by Panarion, Inc., or the revenue stream from leased equipment. We cannot assure you that we will be able to meet our debt service obligation.

To the extent that we cannot meet our obligations in the future, Panarion risks the loss of some or all of our assets, including any equipment securing such debt, to foreclosure. This could result in a
financial loss to Panarion.   Adverse economic conditions could result
in higher interest rates on variable rate debt that could impact Panarion 's ability to repay the indebtedness as well as compete for new leases.

9. You may experience dilution if we issue additional restricted common shares.

We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Panarion 's, Inc. common shares and investors in this offering.


           Selling Security Holders

Panarion, Inc. shall register pursuant to this prospectus 2,000,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Dennis C. Jordan(1)       128,000     128,000       1.60 %        0              0%
Craig Thomas(2)           100,000     100,000       1.25 %        0              0%
Godfrey Comrie              2,000       2,000       0.03 %        0              0%
Herman G. Herbig           30,000      30,000       0.38 %        0              0%
Mark W. Sanwo               2,000       2,000       0.03 %        0              0%
John J. Jado                2,000       2,000       0.03 %        0              0%
Leonardo Castro             2,000       2,000       0.03 %        0              0%
Earnest Strong              2,000       2,000       0.03 %        0              0%
Binh Nguyen                 1,000       1,000       0.01 %        0              0%
Stephanie Geiger            2,000       2,000       0.03 %        0              0%


Christian J.C. Herbig       2,000       2,000       0.03 %        0              0%
Cris Alaimo                 1,000       1,000       0.01 %        0              0%
Aung Maung                  1,000       1,000       0.01 %        0              0%
Jean Pailet                 1,000       1,000       0.01 %        0              0%
Carol A. McSwiney           2,000       2,000       0.03 %        0              0%
Geraldine Salvatorelli      2,000       2,000       0.03 %        0              0%
Phyllis M. Hedges           2,000       2,000       0.03 %        0              0%
Howard J. Willis            1,000       1,000       0.01 %        0              0%
First Source, Inc.(3)      20,000      20,000       0.25 %        0              0%
Hector Carrasquillo         2,000       2,000       0.03 %        0              0%
Carmen N. Perez             2,000       2,000       0.03 %        0              0%
Aida L. Carrasquillo        2,000       2,000       0.03 %        0              0%
Jeffrey Carrasquillo        2,000       2,000       0.03 %        0              0%
Marilyn Salmonson           2,000       2,000       0.03 %        0              0%
Lisa Ross                   2,000       2,000       0.03 %        0              0%
Sally Fuster               10,000      10,000       0.13 %        0              0%
Louis Weisman               2,000       2,000       0.03 %        0              0%
William Moreno              1,000       1,000       0.01 %        0              0%
Alan Kreitman             225,000     225,000       2.81 %        0              0%
Tim Horton                200,000     200,000       2.50 %        0              0%
Nina Jonsson              342,000     342,000       4.28 %        0              0%
Nancy Azzaro              335,000     335,000       4.19 %        0              0%
Bob Corum                   1,000       1,000       0.01 %        0              0%
James Mikolanda            10,000      20,000       0.25 %   10,000            .13%
Richard Novack             35,000      35,000       0.44 %        0              0%
Alvin Chua                 10,000      10,000       0.13 %        0              0%
Albert A. Fraser           10,000      10,000       0.13 %        0              0%
Brad C. Atkinson           10,000      10,000       0.13 %        0              0%
Brandon J. Hallisey         5,000       5,000       0.06 %        0              0%
Paul & Deeann Fowler       10,000      10,000       0.13 %        0              0%
Mac W. Lutz III             5,000       5,000       0.06 %        0              0%
Jorge R. Guevara           10,000      10,000       0.13 %        0              0%
Stephen Shinners            5,000       5,000       0.06 %        0              0%
Allen Manis                 5,000       5,000       0.06 %        0              0%
Russell Field               5,000       5,000       0.06 %        0              0%
Kenneth A. Schwieterman    10,000      10,000       0.13 %        0              0%
Thomas J. Rojy,Jr.          5,000       5,000       0.06 %        0              0%
Richard Rubinowicz          5,000       5,000       0.06 %        0              0%
John R. Erickson           10,000      10,000       0.13 %        0              0%
David P. Haswell            5,000       5,000       0.06 %        0              0%
Desiree Bailey              5,000       5,000       0.06 %        0              0%
Michael Perlas             10,000      10,000       0.13 %        0              0%
Avi Schour                 10,000      10,000       0.13 %        0              0%
Haymer D. Morris            2,000       2,000       0.03 %        0              0%
Victor Delicce              5,000       5,000       0.06 %        0              0%
Helen Fodor                 7,000       7,000       0.09 %        0              0%
Donald Klaehn               3,000       3,000       0.04 %        0              0%
Ronald Mueller              2,000       2,000       0.03 %        0              0%
Luis Gonzalez              10,000      10,000       0.13 %        0              0%
Hope Schoengood            35,000      35,000       0.44 %        0              0%
Richard Gabay             100,000     100,000       1.25 %        0              0%


1. Dennis C. Jordan is a registered principal and owner of Independent Securities Investors Corporation, a registered broker/dealer.
2. Craig A. Thomas is a registered principal and FINOP of Independent Securities Investors Corporation, a registered broker/dealer.
3.  Arnold Purnell is the sole owner of First Source, Inc.

Mr. Jordan and Mr. Thomas were the previous officers of Panarion, Inc. prior to the change of control and the name change from Business Advantage No.12, Inc. They purchased the common shares through the ordinary course of business and, at the time of the purchase of the securities to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

            Terms of the Offering

Plan of Distribution.   We are not selling any common shares on behalf
of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the over-the-counter
market.   The selling security holders may sell their common shares in
one or more transactions.   These may include "block" transactions in
the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at $3.00 per common share.

The selling security holders may effect such transactions by selling the common shares directly to purchasers.

The selling security holders that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Panarion , Inc. is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Panarion , Inc. to their respective outstanding shareholders or partners.

Panarion , Inc. is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Panarion , Inc. will receive no portion of the proceeds from the sale of the common shares by the selling security holders and will bear all of the costs relating to the registration of this offering (other than any
fees and expenses of counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Panarion, Inc. expects to pay offering expenses from revenues that will be generated shortly after operations commence.

Offering Period.   This offering will terminate on or before September
31, 2004.

                      Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

                      Panarion, Inc.

Panarion was incorporated on December 31, 1997, in the State of Nevada as Business Advantage No.12. The name was changed on November 8, 2002. Currently Panarion is in Good Standings under Nevada state corporate law.

Panarion's executive offices are located 254 South Military Trail, Deerfield Beach, Florida 33442. Our telephone number is 1-954-427-8616. These offices consist of 1,000 square feet, which are leased.

As part of our business plan, Panarion shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Employees.   Panarion, Inc. has no employees.

Acquisition of Assets.   On October 24, 2002, we acquired the assets
necessary to pursue our current operations from William B. Turner. Pursuant to the acquisition agreement, we issued 2,500,000 common shares to Mr. Turner. The former officers and directors resigned and Mr.Turner and Gina Orazio, were appointed as interim directors. On October 28, 2002 the new board was elected.

The assets acquired were television production equipment that consisted of the following:

SONY DSR 80 DVCAM DIGI EDITING RECORDER
SONY DSR 60 DVCAM DIGI EDITING PLAYER
SONY TIME CODE BOARD
SONY RACK MOUNT KIT
SONY DRS 300 CAMERA PACKAGE
DISCREET COMPLETE EDITING SYSTEM

The assets were valued at the fair market value of the common shares issued which approximates the historical cost of the assets to Mr. Turner.

Mr. Turner plans to loan Panarion, Inc. $10,000 for commencement of business operations upon completion and effectiveness of the Registration.

Business of Panarion

Panarion, Inc. is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at
developing its business plan.   Panarion, Inc. has not commenced any
commercial operations.

Panarion will participate in the production of custom Compact Disk (CD) presentations that will provide detailed information about the professional person or business clients. The CD will be marketed under the PanaMedia Business Cards name.

The Pana-Media Business Card consists of a custom CD in an attractive package. The CD will contain information and/or a presentation of prospective client or business.

Sales and Distribution.

The Company will market its Panamedia business cards via telephone solicitation. The Company intends to purchase qualified leads via an independent lead source. Distribution and creation of packaging and duplication of CD's will be out-sourced to independent providers or suppliers. These suppliers will then ship product directly to the customer. The Company will maintain a master copy of information to be kept in file for future reproduction. The projections below are based on an average figure of cost on the actual production of a CD.

The Company intends to market and solicit video production services. Distribution of these video productions are the responsibility of the client. The Company does not intend to go into the distribution of the business, but rather the production.

Operations

We are a developmental stage Company with limited capital, no revenues, no current operations of any type and have experienced losses since inception.

Panarion plans to produce various custom Compact Disk (CD)multimedia business cards. The multimedia business cards will be marketed under the name of Panamedia cards. There are three types of programs: Panamedia 250, Panamedia 500, and Panamedia 1000. These cards will be marketed to the general business community and financial professionals. Panarion also plans to be a full service video production company that will produce broadcast quality videos, post- production, multimedia production and professional full-audio production.

Panarion is in the early developmental and promotional stages.   To date
our only activities have been organizational ones, directed at developing its business plan. Panarion has not commenced any commercial operations.

Initial Business Leads

Panarion intends to purchase qualified leads from an outside lead vendor. The lead base will consist of financial professionals and companies.

Direct Marketing

Panarion intends to use direct telephone solicitation and mailings as the initial contact.

Sales and Distribution.

The company intends to market it its multimedia cards via direct telephone solicitation . Distribution of the multimedia cards will ultimately be the customers responsibility. The company intends only to provide a finished presentation CD product to the customer. The finished CD product will be drop shipped directly to customer from an independent outside vendor. The company currently does not have any contract with any vendor at this time.

During fiscal year ending December 31, 2001, the Company did not expend any amounts on research and development costs.

Regulation.

Panarion is not subject to any specific state or national regulations concerning its video production or multimedia business.

Competition.

Panarion will be competing with larger, more established and better capitalized companies within the multimedia and video production industry.

Reports to Security Holders.   We shall become subject to the
informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other
information with the Securities and Exchange Commission.   We have not
yet filed any reports with the Securities and Exchange Commission.
The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. --- Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
           information examined and reported upon
           by its certified public accountants;
       -   unaudited financial statements for each
           of the first three quarters of the
           fiscal year; and
       -   additional information concerning the
           business and operations of Panarion Inc.
           deemed appropriate by the Board of
           Directors.

              Plan of Operation

We have not had any revenues since inception.

Our ability to continue as a going concern is dependent upon obtaining capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan

Financial liquidity and Capital Resources. Panarion requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan. The initial working capital for Panarion has been obtained through sale of its common stock.

For the nine months ended September 30, 2003 and 2002, Panarion did not pursue any investing activities.

For the years ended December 31, 2002 and 2001, Panarion did not pursue any investing activities.

For the nine months ended September 30, 2003 and 2002, Panarion did not pursue any financing activities.

For the years ended December 31, 2002 and 2001, Panarion did not pursue any financing activities.

On a long-term basis, liquidity is dependent on commencement of operations and the receipt of revenues as well as additional infusions of equity and debt capital. Panarion believes that additional equity and debt financing in the short term will allow us to implement the business opportunity. We believe this will result in the receipt of revenue and increased liquidity in the long term. However, there can be no assurance that Panarion will be able to obtain the additional equity or debt financing in the future.

Results of Operations.   For the nine months ended September 30, 2003,
Panarion received no revenues and had a net loss of ($3,000). The costs and expenses consisted of general and administrative expenses including legal and accounting fees.

For the nine months ended September 30, 2002, Panarion received no revenues and had a net loss of ($375). The costs and expenses consisted of general and administrative expenses.

For the year ended December 31, 2002,Panarion received no revenues and
had a net loss of ($6,500).   The costs and expenses consisted of
general and administrative expenses including legal and accounting fees and administrative fees and the impairment of assets of $2,500.

For the year ended December 31, 2001,Panarion received no revenues and
had a net loss of ($500).   The costs and expenses consisted of
accounting fees of $500.

Financial Strategy.     We have no plans, preliminary or otherwise, to
obtain additional equity or debt financing in the future, though we will have to pursue some type of financing in the next twelve months to expand operations.

                         Management

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Panarion's basic philosophy mandates the inclusion of directors who will be representative of management,
employees and the minority shareholders of Panarion.   Directors may
only be removed for "cause". The term of office of each officer of Panarion is at the pleasure of our board of directors.

The principal executive officers and directors of Panarion are as follows:

Name                         Position                   Term(s) of
                                                          Office
William B. Turner           President/CEO               October 28, 2002
 Age 73                                                 To present

Jeanette Orazio             Treasurer                   October 28, 2002
 Age 64                                                 To present

Gina Orazio                Secretary                   October 28, 2002
 Age 31                                                 To present

Joel Spector                Director                    October 28, 2002
 Age 84                                                 To present



Vincent Muratore            Director                    October 28, 2002
 Age 54                                                 To present

Upon commencement of operations, Mr. William B. Turner, Mrs. Jeanette Orazio, Ms. Gina Orazio and Mr. Joel Spector will devote 100% of their time to the operation of the business.

The directors named above will serve until the next annual meeting of
Panarion's stockholders.   Officers will hold their positions at the
pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Panarion and any other person under which any director or officer was or is to be selected as a director or officer.

Biographical Information

William B. Turner, President/CEO

2002 to present:  President/CEO of Panarion Incorporated.

1999-2002: President of ESAN, Inc., Mr. Turner was granted a General Radiotelephone Operator License by the F.C.C.,in which he supervised and operated a TV broadcasting Station, WINQ TV-19, in Lake Park,
Florida,The station was owned by Definition Ltd.

1997-1999: Vice President, and Member of the Board of Directors of Definition Ltd. Helped develop and review new and existing business strategies and helped formulate operational policies for a low power TV station, WINQ TV-19, in Lake Park, Florida.

1970-1997: Independent Engineering and Management
Consultant. Worked on and resolved business and technical problems for numerous engineering companies working on projects sponsored by U.S. government agencies.

He graduated from R.C.A. Institute, New York, N.Y. in 1949. Mr. Turner obtained a M.B.A. in 1964 from New York University.

Jeanette Orazio, Treasurer/Director

Jeanette Orazio has served as treasurer and director of Panarion since October 2002.

From 1999 to 2002, Mrs. Orazio Was President and General Manager of Esan, Inc. She managed a Low-power television station located in Lake Park, Florida.

From 1997 to 1999, Mrs. Orazio Was President and General Manager of Definition Technologies. She managed its Low-power television station located in Lake Park, Florida.

From 1969 to 1997, Mrs. Orazio
Worked for The Miami Herald Publishing Company, with 14 years in management.

Mrs. Orazio will be responsible for the growth and development of all aspects of the business. She will have interim responsibilities of Treasurer.

Mrs. Orazio attended Barry University in 1987 and 1988 and Miami Dade Community College in 1971.

Gina Orazio, Secretary/Director

Gina Orazio has served as Secretaryand director of Panarion since
October 2002.

From 1999 until 2002,Ms. Orazio was the television Program Director for Esan,Inc.. Ms. Orazio's responsibilities were to provide programming for WINQ-TV 19, a low power television station in Lake Park, FL.

From 1997 until 1999,Ms. Orazio was the television Program Director for Definition Technologies. Ms. Orazio's responsibilities were to provide programming for WINQ-TV 19, a low power television station in Lake Park, FL.

Ms. Orazio, as Secretary of the Corporation, will maintain all corporate records. She will also be responsible for assisting in the growth and development of the company.

Joel Spector, Director
Joel Spector has served as director of Panarion since October 2002.

1998 - 2002   President of Charisma Productions, Inc.

1995 - 1997   President of Dream Productions, Inc. a film and television company in Simi Valley, California.

1993 - 1995   Administrator, director, author, and originator of new art forms, music, and sound effects for Dream Productions, Inc.

1991 - 1992   Managed and directed television shows at the Imperial
Hotel in Las Vegas, Nevada.

Miscellaneous:
Executive Vice President of the Plumstead Theater Society, Executive Vice President of The Arts and Music Foundation of America, Special Projects Coordinator for Ford Foundation, Administrative Assistant to Dr. Herbert Graf at the Metropolitan Opera, Columbia University Opera Workshop, and the NBC-TV Opera Theater.

Vincent Muratore, Director

Vincent Muratore has served as director of Panarion since October 2002.

From 1999-Present. Mr. Muratore was a Founding Director of the Flagler Bank. Responsibilities included Senior Loan Committee member.
From 2002-Present, Mr. Muratore is Chief Executive Officer/Director of Funding America Mortgage Corporation. Responsible for the supervision of all managerial and operational aspects of the mortgage company.

From 2000 to 2002, Mr. Muratore was Chief Executive Officer/Director of Collateral One Mortgage Corporation. Responsible for the supervision of all managerial and operational aspects of a multi-branch mortgage banking company.

From 1990 to 2000, Mr. Muratore was founder, President and Chief
Operating officer of First Bank Mortgage Services, Inc. He was responsible for the supervision of all activities of a multi-branch mortgage banking company.

Remuneration.   No remuneration has been paid to the executive officers
since inception. Current executive officers did not assume their positions until fiscal year 2002.

Executive officers will participate in company benefit plans including health insurance, life insurance and future 401K Plans.

Board of Directors Compensation.    Director liability insurance may be
provided to all members of the Board of Directors. Panarion has not yet obtained such insurance and does not have any specifics for available
cost and coverage.   Panarion does not have a specific time frame to
obtain the insurance.

No differentiation is made in the compensation of "outside directors" and those officers of Panarion serving in that capacity.

Management Incentive Plan.   We intend to establish a management
incentive plan by which our executive officers will receive additional annual compensation based on meeting criteria of growth relating to our
sales and profits.   No specific criteria has been determined and no
written agreements have been entered into with members of management.

On October 24, 2002, the executive officers were issued the following common shares valued at $.001 per common share as partial compensation.

Jeanette Orazio                2,192,000
Gina Orazio                      570,000
Joel Spector                     350,000
Vincent Muratore                 100,000

Upon successfully generating revenue and obtaining a positive cash flow, the following is the estimated salaries that will be paid.

Name and Position     Year     Salary    Bonus   Other     Total
William B. Turner      2004    $100,000     0       0       $100,000
Jeanette Orazio        2004    $100,000     0       0       $100,000

                Principal Shareholders

There are currently 8,000,000 common shares outstanding. The following tabulates holdings of shares of Panarion by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Panarion individually and as a group.

                        # of shares         % owned       # of shares   % owned after
Name and Address      currently owned(1)   before offering after offering    offering
William B. Turner           2,500,000           31.25%         2,500,000      31.25%
1717 - 12 Avenue South
Lot #13
Lake Worth, FL  33460

Jeanette Orazio             2,062,000           25.78%         2,062,000      25.78%
9622A Boca Gardens Pky.
Boca Raton, FL. 33496

Gina Orazio                   570,000           7.13%            570,000       7.13%
2828 Tennis Club Drive, A209
West Palm Beach, FL. 33417

Joel Spector                  450,000           5.63%            450,000       5.63%
101 North Ocean Drive
Hollywood Beach, FL. 33019

Vincent Muratore              100,000           1.25%            100,000       1.25%
2487 Southeast 13th Street
Pompano Beach, FL 33062

Officers and Directors
(5 persons) as a group
                            5,682,000          71.04%           5,682,000    71.04%

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.


                 Certain Transactions

Acquisition of Assets.   On October 24, 2002, we acquired the assets
necessary to pursue our current operations from William B. Turner, Pursuant to the acquisition agreement, we issued 2,500,000 common shares valued at $.001 per common share to Mr. Turner. The officers and directors resigned and Mr. Turner and Gina Orazio were appointed as interim directors. On October 28, 2002, the new board was elected.

        Shares Eligible for Future Sale

Panarion currently has 8,000,000 shares of common stock outstanding. Of these, 6,000,000 common shares will be deemed to be restricted securities after the offering. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Panarion's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person who is not an affiliate of Panarion may sell is not so limited. Non-affiliates may each sell without limitation shares held for three years. Panarion will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of Panarion's Shares in the over-the-counter market, should a market
develop.   Prior to this offering there has been no public market for
the common stock of Panarion.   The effect, if any, of a public trading
market or the availability of shares for sale at prevailing market
prices cannot be predicted.   Nevertheless, sales of substantial amounts
of shares in the public market could adversely effect prevailing market prices.

            Market for Registrant's Common Equity and
                     Related Stockholder Matters

Market Information.   Panarion's common stock is not listed in the pink
sheets or in the OTC Bulletin Board maintained by the NASD.

After the offering, 6,000,000 common shares will be available to potential resale under the requirements of Rule 144.

Holders.   The approximate number of holders of record of Panarion's
..001 par value common stock, as of September 30, 2003 was 70.

Dividends.   Holders of Panarion's common stock are entitled to receive such dividends as may be declared by its board of directors.

                   Description of Securities

Our articles of incorporation authorize us to issue up to 25,000,000 common shares, $.001 par value per common share

Common Stock.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Panarion legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the Board of Directors to declare dividends out of any funds legally available therefore. Panarion has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Panarion. Accordingly, future dividends, if any, will depend upon, among other considerations, Panarion's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Panarion are entitled to
cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Florida Atlantic Stock Transfer will act as transfer agent for Panarion.

                  Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Panarion may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Panarion. Panarion has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Herman G. Herbig, Attorney-At-Law.

                 Legal Proceedings

Panarion is not involved in any legal proceedings as of the date of this prospectus.



           Additional Information

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.

For further information with respect to Panarion and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to William B. Turner, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus. If given or made, this information or representation must not be relied on as having been authorized by Panarion or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Panarion since the date hereof.

                   Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of Stark, Winter, Schenkein & Co., LLP, Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

             Interests of Named
             Experts and Counsel

The experts or counsel named in the prospectus are not affiliated with Panarion.

               Financial Statements

Index to Financial Statements

Unaudited Balance Sheet as of September 30, 2003
Statements of Operations  (Unaudited)
For the nine Months Ended September 30, 2003 and 2002, and the Period
   from Inception (December 31, 1997) to September  30, 2003
Statements of Cash Flows (Unaudited)
For the nine Months Ended September 30, 2003 and 2002, and the Period
   from Inception (December 31, 1997) to September 30, 2003
Notes to Financial Statements

Independent Auditor's Report dated February 14, 2003
Balance Sheet as of December 31, 2002
Statement of Operations for the years ended December 31, 2002 and 2001, and the Period from Inception (December 31, 1997) to December 31,
2002
Statement of Stockholders' (Deficit)for the Period from (inception)
   December 31, 1997, through December 31, 2002
Statements of Cash Flows for the Years ended
December 31, 2002 and 2001 and the period from inception (December 31,
   1997) to December 31, 2002
Notes to Financial Statements

                     Panarion, Inc.
               (A Development Stage Company)
                      Balance Sheet
                   September 30, 2003
                       (Unaudited)

ASSETS

Current Assets:
      Total Current Assets                      $      -
                                                ========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Total current liabilities                     $      -
                                                --------
Stockholders' (deficit):
   Common stock, $.001 par value,
    25,000,000 shares authorized,
    8,000,000 shares issued and outstanding         8,000
   Additional paid in capital                       6,250
   (Deficit) accumulated during the
      development stage                           (14,250)
                                                ---------
                                                        -
                                                ---------
                                                $       -
                                                =========



           See the Accompanying Notes to the Financial Statements

                           Panarion, Inc.
                     (A Development Stage Company)
                        Statements of Operations
          For the Nine Months Ended September 30, 2003 and 2002, and the Period From Inception (December 31, 1997) to September 30, 2003
                                   (Unaudited)

                                         Nine Months      Nine Months      Inception
                                            Ended           Ended              to
                                        September 30,     September 30,  September 30,
                                             2003             2002            2003
                                        -------------     -------------  -------------
Revenue                                 $         -       $          -   $          -
                                        -----------       ------------   ------------
Operating expenses:
  Impairment of assets                                                          2,500
  General and administrative expenses         3,000                375         11,750
                                        -----------       ------------   ------------
                                              3,000                375         14,250
                                        -----------       ------------   ------------
Net (loss)                              $    (3,000)      $       (375)  $    (14,250)
                                        ===========       ============   ============
Per share information- basic
   and fully diluted

Weighted average shares outstanding       8,000,000          2,000,000      2,769,231
                                        ===========        ===========    ===========
Net (loss) per share                    $     (0.00)       $     (0.00)   $     (0.01)
                                        ===========        ===========    ===========












        See the Accompanying Notes to the Financial Statements

                           Panarion, Inc.
                   (A Development Stage Company)
                      Statements of Cash Flows
     For the Nine Months Ended September 30, 2003 and 2002, and the Period From Inception (November 12, 1997) to September 30, 2003
                              (Unaudited)

                                         Nine Months    Nine Months        Inception
                                            Ended           Ended               to
                                         September 30,    September 30,   September 30,
                                             2003             2002             2003
                                         -------------   --------------   -------------
Cash flows from operating activities:
Net cash provided by (used in)
   operating activities                  $         -      $         -     $        -
                                         -----------       ----------     ----------
Cash flows from investing activities:
Net cash provided by (used in) investing
   Activities                                      -               -               -
                                         -----------       ---------       ---------
Cash flows from financing activities:
 Net cash provided by (used in) financing
   Activities                                      -                -              -
                                          ----------        ---------       --------
Net increase in cash                               -                -              -

Beginning - cash balance	                           -                -              -
                                           ---------        ---------       --------
Ending - cash balance                     $        -      $         -       $      -
                                           =========        =========       ========
Supplemental cash flow information:
  Cash paid for income taxes              $        -      $         -       $      -
  Cash paid for interest	                  $        -      $         -       $      -







See the Accompanying Notes to the Financial Statements

Panarion, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2003
(Unaudited)
(1)   Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2002 and the two years then ended, and the period from inception to December 31, 2002, including notes thereto.

(2)   Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti-dilutive.

(3)   Stockholders (Deficit)

During the nine months ended September 30, 2003 shareholders of the Company contributed services aggregating $3,000 to the capital of the Company.

(4)   Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period ended September 30, 2003 and the period from inception to September 30, 2003, the Company incurred a net losses of $3,000 and $14,250. In addition, the Company has no revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations. Failure to secure such financing or to raise additional capital or borrow additional funds may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                     REPORT OF INDEPENDENT AUDITORS


Stockholders and Board of Directors
Panarion, Inc.

We have audited the accompanying balance sheet of Panarion, Inc. (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2002 and 2001 and the period from inception (December 31, 1997) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panarion, Inc. (A Development Stage Company) as of December 31, 2002, and results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and the period from inception (December 31, 1997) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Stark Winter Schenkein & Co., LLP


Denver, Colorado
February 14, 2003

                                Panarion, Inc.
                         (A Development Stage Company)
                                Balance Sheet
                               December 31, 2002

                                 ASSETS

Current Assets:
      Total Current Assets                                  $         -
                                                            ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Total current liabilities                                 $         -
                                                            -----------
Stockholders' (deficit):
   Common stock, $.001 par value,
    25,000,000 shares authorized,
    8,000,000 shares issued and outstanding                       8,000
   Additional paid in capital                                     3,250
   (Deficit) accumulated during the development stage           (11,250)
                                                             ----------
                                                                      -
                                                             ----------
                                                             $        -
                                                             ==========

              See the Accompanying Notes to the Financial Statements

                                Panarion, Inc.
                         (A Development Stage Company)
                             Statements of Operations
              For the Years Ended December 31, 2002 and 2001, and the Period From Inception (December 31, 1997) to December 31, 2002

                                              Year Ended     Year Ended     Inception to
                                              December 31,   December 31,    December 31,
                                                  2002           2001            2002
                                              -----------    -----------    --------------
Revenue                                       $         -    $         -    $          -
                                              -----------    -----------    ------------
Operating expenses:
  Impairment of assets                              2,500              -           2,500
  General and administrative expenses               4,000            500           8,750
                                              -----------    -----------    ------------
                                                    6,500            500          11,250
                                              -----------    -----------    ------------
Net (loss)                                    $    (6,500)    $     (500)    $   (11,250)
                                              ===========     ==========     ===========
Per share information- basic and fully diluted

Weighted average shares outstanding             3,512,329      2,000,000       2,105,263
                                              ===========     ==========     ===========
Net (loss) per share                          $     (0.00)    $    (0.00)    $     (0.01)
                                              ===========     ==========     ===========










            See the Accompanying Notes to the Financial Statements

                             Panarion, Inc.
                       (A Development Stage Company)
                    Statement of Stockholders' (Deficit)
 For the Period from Inception (December 31, 1997) to December 31, 2002

                                                 Additional   (Deficit) Accumulated
                            Common Stock           Paid in       During the
                          Shares     Amount         Capital      Development Stage      Total
                          -----------------       -----------   --------------------    -----
Inception                      -    $      -      $        -       $          -       $     -
Shares issued for
  organizational expenses
  at $.00275 per share  2,000,000      2,000             750                  -         2,750
Net (loss) for the period       -          -               -             (2,750)       (2,750)
                        ---------    -------      ----------        -----------        ------
Balance December 31,
  1997                  2,000,000      2,000             750             (2,750)            -
Capital contribution of
  operating expenses            -          -             500                  -           500
Net (loss) for the year         -          -               -               (500)         (500)
                        ---------     ------      ----------         ----------        ------
Balance December 31,
   1998                 2,000,000      2,000           1,250             (3,250)            -
Capital contribution of
  operating expenses            -          -             500                  -           500
Net (loss) for the year         -          -               -               (500)         (500)
                        ---------     ------      ----------         ----------        ------
Balance December 31,
   1999                 2,000,000      2,000           1,750             (3,750)            -
Capital contribution of
  operating expenses           -           -             500                  -           500
Net (loss) for the year        -           -               -               (500)         (500)
                        --------      ------      ----------         ----------        ------
Balance December 31,
   2000                2,000,000       2,000           2,250             (4,250)            -
Capital contribution of
   operating expenses          -           -             500                  -           500
Net (loss) for the year        -           -               -               (500)         (500)
	                       ---------      ------      ----------          ---------        ------
Balance December 31,
   2001                2,000,000       2,000           2,750             (4,750)            -
Capital contribution of
   operating expenses          -           -             500                  -           500
Shares issued for asset
  purchase at $.001 per
  share                2,500,000       2,500               -                  -         2,500
Shares issued for
   services at $.001
   per share           3,500,000       3,500               -                  -         3,500
Net (loss) for the year        -           -               -             (6,500)       (6,500)
                       ---------      ------      ----------           --------        ------
Blance December 31,
   2002                8,000,000     $ 8,000       $   3,250         $  (11,250)    $       -
                       =========     =======       =========         ==========     =========

See the Accompanying Notes to the Financial Statements

                            Panarion, Inc.
                     (A Development Stage Company)
                       Statements of Cash Flows
          For the Years Ended December 31, 2002 and 2001, and
 the Period From Inception (December 31, 1997) to December 31, 2002

                                        Year Ended       Year Ended         Inception to
                                       December 31,     December 31,        December 31,
                                          2002               2001                2002
                                       ------------     -----------         ------------
Cash flows from operating activities:
Net (loss)                              $   (6,500)      $   (500)            $   (11,250)
  Adjustments to reconcile net (loss)
    to net cash provided by
   (used in) operating activities:
  Non cash capital contribution                500            500                   5,250
  Issuance of common shares for non
      cash items                             6,000              -                   6,000
                                        ----------        -------              ----------
Net cash provided by (used in)
   operating activities                          -              -                       -
                                        ----------        -------              ----------
Cash flows from investing activities:
Net cash provided by (used in)
   investing activities                          -              -                       -
                                        ----------        -------              ----------
Cash flows from financing activities:
 Net cash provided by (used in)
   financing activities                          -              -                       -
                                        ----------        -------              ----------
Net increase in cash                             -              -                       -

Beginning - cash balance                         -              -                       -
                                        ----------        -------               ---------
Ending - cash balance                   $        -      $       -               $       -
                                        ==========      =========               =========
Supplemental cash flow information:
  Cash paid for income taxes            $        -      $       -               $       -
  Cash paid for interest                $        -      $       -               $        -











             See the Accompanying Notes to the Financial Statements

                                 Panarian, Inc.
                            Notes to Financial Statements
                                December 31, 2002

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on December 31, 1997 in the State of Nevada and is in the development stage. The Company intends to market Multi-media Business Cards. The Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2002.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations. Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets. During the year ended December 31, 2002 the Company charged $2,500 to operations related to the impairment of certain assets.

Recent Pronouncements

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2001, the EITF of the FASB issued EITF 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." EITF 01-9 provides guidance on when a sales incentive or other consideration given should be a reduction of revenue or an expense and the timing of such recognition. The guidance provided in EITF 01-9 is effective for financial statements for interim or annual periods beginning after December 15, 2001. The adoption of EITF 01-9 by the Company did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets with definite lives to be held and used or to be disposed of and also issued the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which provides for non-amortization of goodwill and intangible assets that have indefinite useful lives, annual tests of impairments of those assets and interim tests of impairment when an event occurs that more likely than not has reduced the fair value of such assets. The statement also provides specific guidance about how to determine and measure goodwill impairments, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001, and applied to all goodwill and other intangible assets recognized in the financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements had not been issued previously. The Company's adoption of the provisions of SFAS 142 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 141, "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The adoption of SFAS 141 did not have a material impact on the Company's financial position, results of operations or cash flows.

Note 2. STOCKHOLDERS' (DEFICIT)

During October 2002 the Company affected a 2 for 1 forward stock split of its common shares. All share and per share amounts have been restated to give effect to this split.

At inception, the Company issued 2,000,000 shares of its common stock for costs and services related to its organization aggregating $2,750, which approximates the fair market value of the costs and services provided. Accordingly, the Company has recorded a charge to operations of $2,750 during the period ended December 31, 1997.

During April 2002 the Company issued 2,500,000 shares of common stock in exchange for the name Panarion, Inc. and a business and development plan and certain other assets. The value assigned to the shares issued was

$.001 per share, which approximates the fair market value of the shares. The aggregate value of the shares issued of $2,500 has been charged to operations during the year ended December 31, 2002 as the Company determined that the value of the assets acquired was impaired. In addition, during April 2002 the Company issued 3,500,000 shares of common stock for services. The value assigned to the shares issued was $.001 per share, which approximates the fair market value of the shares. The aggregate value of the shares issued of $3,500 has been charged to operations during the year ended December 31, 2002.

During 2003 the Company intends to file a Form SB-2 registration statement with the Securities and Exchange Commission whereby it will attempt to register common shares to be sold by certain selling shareholders. The Company will receive no cash proceeds from this offering but is paying the costs related to the proposed offering. These costs will be charged to the operations of the Company.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate       34 %
         Effect of operating losses       (34)%
                                        -----
                                            -
                                        =====

As of December 31, 2002, the Company has a net operating loss carryforward of $8,750. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2022. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2002. The difference between the net loss for income tax purposes and the amount recorded in the Company's books and records results from $2,500 in contributed services not being deducted for income tax purposes.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2002, the Company incurred a net loss of $11,250. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

END OF FINANCIAL STATEMENTS

Until           , 2004 (90 days after the date of the prospectus), all
persons effecting transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   These persons are still obligated to deliver a prospectus
when they act as underwriters and when they sell their unsold allotments or subscriptions.

                      PART II
        INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.    Indemnification of Officers and Directors.

The By-Laws of Panarion , Inc. provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.   Other expenses
in connection with this offering which will be paid by Panarion , Inc. are estimated to be substantially as follows:

                                           Amount Payable
Item                                         By Company
S.E.C. Registration Fees            $    750.00
Printing and Engraving Fees            2,500.00
Legal Fees                            15,000.00
Accounting Fees and Expenses           2,500.00
Miscellaneous                          2,500.00
                                     ----------
Total                               $ 23,250.00

The selling security holders will not pay any expenses in connection with the offering.

Item 26.   Recent Sales of Unregistered Securities.

On October 24, 2002, we issued 2,500,000 common shares to William B. Turner in exchange for assets valued at $2,500.00.

On October 24, 2002, we issued 288,000 to the following individuals at $.001 per common share for organizational services rendered valued at $288.00.


Ink Young Kim             120,000
Jeffrey Singleton          75,000
Wayne Wiggins              33,000
James V. Mikolanda         10,000
Deborah Lopez              50,000
                         --------
                          288,000

In addition, Panarion issued 3,212,000 common shares to officers and directors as partial compensation valued at $3,212 ($.001 per common share).

All of the above issuances were made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors who were provided access to information regarding the company, including but not limited to: risks, operations, shareholdings, management and financial condition.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation
(3.1)             Bylaws
(4)               Specimen certificate for common
                   stock
(5)               Consent and Opinion of Herman G.
                  Herbig regarding legality of
                  securities registered under
                  this Registration Statement and
                  to the references to such
                  attorney in the prospectus
                  filed as part of this
                  Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Asset Purchase Agreement
                  between Business Advantage No.
                  12, Inc. and Panarion
                  dated October 24, 2002
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable


(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of Stark Winter Schenkein
                  & Co., LLP, Certified Public
                  Accountant
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Beach, State of Florida on the 6th day of February, 2004.

  Panarion, Inc.
/s/ William B. Turner
------------------------------
By: William B. Turner, CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date
/s/ William B. Turner    CEO                         2/06/04
--------------------
William B. Turner


/s/ Gina Orazio            Secretary/                2/06/04
--------------------       Vice President
Gina Orazio

/s/ Jeanette Orazio        President/Treasurer       2/06/04
--------------------
Jeanette Orazio